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                                                                     Exhibit 11


                      STRYKER CORPORATION AND SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                 (amounts in millions except per share amounts)



                                                         Three Months Ended                    Six Months Ended
                                                              June 30                              June 30
                                                      1999                1998               1999             1998
                                                    --------            --------          ---------         --------
Basic:
 Average number of shares outstanding                  96.9                96.3               96.8              96.2
                                                      -----               -----             ------             -----

 Net earnings (loss)                                  $(3.7)              $35.3             $(24.5)            $71.3
                                                      =====               =====             ======             =====

 Basic net earnings (loss) per share of
  common stock                                        $(.04)              $ .37             $ (.25)            $ .74
                                                      =====               =====             ======             =====

Diluted:
 Average number of shares outstanding                  96.9                96.3               96.8              96.2

 Net effect of dilutive stock options,
  based on the treasury stock method
  using average market price                            2.4                 1.9                2.3               1.9
                                                      -----               -----             ------             -----
Total diluted shares                                   99.3                98.2               99.1              98.1
                                                      =====               =====             ======             =====

Diluted net earnings (loss) per share
 of common stock                                      $(.04)              $ .36             $ (.25)            $ .73
                                                      =====               =====             ======             =====






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